Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP FOUR TIMES SQUARE NEW YORK 10036-6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 26, 2009

FIRM/AFFILIATE

OFFICES

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

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SAN FRANCISCO

WASHINGTON, D.C.

WILMINGTON

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SHANGHAI

SINGAPORE

SYDNEY

American Capital Agency Corp. 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814

Re:	American Capital Agency Corp.
Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Capital Agency Corp., a Delaware corporation (the “Company”), in connection with the Shelf Registration Statement on Form S-3 (No. 333-159650) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on June 1, 2009, and the pre-effective amendment thereto to be filed on the date hereof (together, the “Registration Statement”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, par value $.01 per share, of the Company (“Common Stock”), to be issued and sold by the Company (the “Primary Shares”), (ii) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Shares”), in one or more series to be designated, (iii) such indeterminate number of shares of Common Stock and Preferred Shares as may be issued upon conversion, redemption, repurchase, exchange or exercise of any Preferred Shares (collectively, the “Indeterminate Securities”) and (iv) up to 2,500,000 shares of Common Stock to be sold by American Capital, Ltd. (formerly known as American Capital Strategies, Ltd.) (the “Selling Stockholder”) (the “Secondary Shares”). The Primary Shares, the Preferred Shares, the Secondary Shares and the Indeterminate Securities are collectively referred hereinto as the “Offered Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); (iii) the Amended and Restated By-laws of the Company, as certified by the Secretary of the Company (the “By-Laws”); (iv) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration and offering of the Offered Securities; (v) a specimen certificate

American Capital Agency Corp.

June 26, 2009

representing the Common Stock; (vi) the Stock Purchase Agreement, dated as of May 14, 2008, by and between the Company and the Selling Stockholder; (vii) the Registration Rights Agreement, dated May 20, 2008, by and between the Company and the Selling Stockholder; (viii) Certificate Number ZQ00000004, dated May 20, 2008, representing 2,500,000 shares of Common Stock registered in the name of the Selling Stockholder; and (ix) the Cross-Receipt, dated May 20, 2008, between the Company and the Selling Stockholder.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. In addition, we have assumed that the terms of the Offered Securities have been or will have been established so as not to, and that the execution and delivery by the Company of and its compliance with the terms of the Offered Securities do not and will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We also acted as counsel to the Company in connection with the issuance of the Secondary Shares. In connection with our opinion set forth in paragraph 3 below, we have reviewed closing documents related to such issuance, and our opinion is based on review of such closing documents. The Company received the consideration for the Secondary Shares as evidenced by the Cross-Receipt, dated May 20, 2008, between the Company and the Selling Stockholder.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued or offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.        With respect to any Primary Shares to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Primary Shares”), when (i) the Registration

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June 26, 2009

Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement with respect to the Offered Primary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Primary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Primary Shares, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Primary Shares have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates approved by the Board and in the form required under the laws of the State of Delaware and the By-Laws representing the Offered Primary Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Primary Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Shares registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Primary Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

2.        With respect to the shares of any series of Preferred Shares to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the issuance and sale of the Offered Preferred Shares have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) certificates approved by the Board and in the form required under the laws of the State of Delaware and the By-Laws representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Preferred Shares registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

American Capital Agency Corp.

June 26, 2009

3.        With respect to any Secondary Shares to be offered by the Selling Stockholder pursuant to the Registration Statement, such Secondary Shares have been duly authorized and legally issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP